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EXHIBIT 11

ENCORE MEDICAL CORPORATION AND SUBSIDIARIES
EARNINGS PER SHARE COMPUTATION
AS OF SEPTEMBER 26, 1997 AND SEPTEMBER 27, 1996
(in thousands, except per share data)
(unaudited)


                                                              Three Months Ended          Three Months Ended
                                                              September 26, 1997          September 27, 1996
                                                                            Fully                      Fully
                                                             Primary       Diluted        Primary      Diluted
Net income (loss) applicable to common stock                $   645(1)     $   645(1)     $  (726)     $  (726)
Weighted average shares outstanding                          16,763         16,763          6,218        6,218

Net income (loss) applicable to common stock per share      $  0.04        $  0.04        $ (0.12)     $ (0.12)
                                                            =======        =======        =======      =======

CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

Weighted average common stock outstanding                     8,873          8,873          6,218        6,218
Dilutive effect of stock performance plans and warrants       7,890          7,890             --           --

Weighted average shares outstanding                          16,763         16,763          6,218        6,218
                                                            =======        =======        =======      =======


                                                                 Nine Months Ended         Nine Months Ended
                                                                 September 26, 1997        September 27, 1996
                                                                              Fully                      Fully
                                                                 Primary     Diluted       Primary      Diluted
Net income (loss) applicable to common stock                      $1,700(1)   $1,700(1)     $ (978)      $ (978)
Weighted average shares outstanding                               14,192      14,192         6,187        6,187
Net income (loss) before extraordinary item
    applicable to common stock per share                          $ 0.16       $0.16        $(0.16)      $(0.16)
Net income (loss) applicable to common stock per share            $ 0.12       $0.12        $(0.16)      $(0.16)
                                                                  ======      ======        ======       ======

CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

Weighted average common stock outstanding                          7,846       7,846         6,187        6,187
Dilutive effect of stock performance plans and warrants            6,346       6,346             -            -
                                                                  ------      ------        ------       ------

Weighted average shares outstanding                               14,192      14,192         6,187        6,187
                                                                  ======      ======        ======       ======

(1) For the three and nine months ended September 26, 1997, the application of the modified treasury stock method resulted in an assumed reduction of interest expense, net of the related tax benefit, of approximately $32,000 and $270,000, respectively, the amortization of debt discount, net of the related tax benefit, of approximately $45,000, respectively, and the interest income, generated from the assumed investment in U.S. government securities, net of the related tax expense, of approximately $306,000 and $444,000 respectively, which has been added to net income and net income before extraordinary item applicable to common stockholders for purposes of calculating net income and net income before extraordinary item applicable to common stockholders per share for the primary and fully diluted calculation, respectively.

                                                          Three Months Ended      Nine Months Ended
                                                          September 26, 1997     September 26, 1997
           Net Income                                            $307                   $941
           Assumed reduction of interest                           32                    270
           Amortization debt discount                               -                     45
           Interest income                                        306                    444
                                                                 ----                 ------
           Net income applicable to common shares                $645                 $1,700
                                                                 ====                 ======
